UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

INSTRUCTURE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40647	84-4325548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 SOUTH 3000 EAST SUITE 700
SALT LAKE CITY, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 203-6755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2024, the board of directors of Instructure Holdings, Inc. (the “Company”) appointed Kara Rogers as Chief Accounting Officer of the Company, effective as of April 30, 2024, and at such time Ms. Rogers assumed the role of Principal Accounting Officer from Peter Walker, the Company’s Chief Financial Officer. Ms. Rogers, age 39, has been an employee of the Company since 2014, most recently as its Corporate Controller since 2020 and as the Director and Assistant Corporate Controller from 2018 to 2020. Prior to joining the Company, Ms. Rogers spent over five years as an Audit Senior Associate at Grant Thornton LLP, where she led the audit process. Ms. Rogers earned both a Bachelor of Science in Accounting and Masters in Accounting from the University of Utah – David Eccles School of Business and is a Certified Public Accountant.

The Company is not aware of any direct or indirect material interest in any transaction between Ms. Rogers and the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Ms. Rogers and any other person relating to Ms. Rogers' appointment as Chief Accounting Officer of the Company. Ms. Rogers does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure Holdings, Inc.

Date:	May 2, 2024	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer Chief Legal Officer